Exhibit 10.33

MOONLAKE IMMUNOTHERAPEUTICS

2022 EQUITY INCENTIVE PLAN
STOCK OPTION AGREEMENT

RECITALS

A. The Company maintains the MoonLake Immunotherapeutics 2022 Equity Incentive Plan (as the same may be amended, the “Plan”) for the purpose of providing incentives to attract, retain and motivate Eligible Persons.

B. This Stock Option Agreement (this “Agreement”) is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Company’s grant of an option to the Participant set forth below (the “Optionee”) in the Optionee’s capacity as a non-employee member of the Board.

C. Capitalized terms not otherwise defined in this Agreement have the meanings set forth in the Plan.

NOW, THEREFORE, the Company hereby grants an option to the Optionee named below upon the following terms and conditions:

1. Grant of Option. The Company hereby grants to Optionee a Non-statutory Stock Option to purchase shares of Common Shares under the Plan (the “Option”), subject to the terms and conditions set forth in this Agreement.

AWARD SUMMARY

Optionee:
Grant Date:
Exercise Price:
Total Number of Common Shares:
Expiration Date:
Vesting Schedule:	The Option will vest and become exercisable as to one-third of the Common Shares subject to the Option (the “Option Shares”) annually during the three-year period following the Grant Date on each of the first three anniversaries of the Grant Date, in each case, subject to the Optionee’s continuous service with the Company through each vesting date.

2. Option Term; Exercisability. The term of the Option begins on the Grant Date and continues through the close of business on the last business day prior to the Expiration Date, unless sooner terminated in accordance with Paragraph 4 or 5 below (as applicable, the “Term”). The portion of the Option that has vested in accordance with the Vesting Schedule above will remain exercisable through the end of the Term. Upon the expiration of the Term, the Option will terminate and cease to be outstanding.

3. Transferability. Optionee may not transfer or assign any interest in the Option or the Option Shares other than by will or the laws of inheritance. The Option will also may also be transferred to a designated beneficiary or, if none, to Optionee’s estate following Optionee’s death.

4. Cessation of Service. The Term will terminate (and the Option will cease to be outstanding) prior to the Expiration Date in accordance with this Paragraph 4.

(a) Death. In the event of Optionee’s Termination of Employment as a result of Optionee’s death, then (i) the Option will immediately be fully vested and exercisable and (ii) the Option may be exercised by Optionee’s designated beneficiary (or, if none, the personal representative of Optionee’s estate or person(s) to whom the Option is transferred pursuant to Optionee’s will or the laws of inheritance) or the person(s) to whom the Option was transferred in accordance with Paragraph 3 until the close of business on the last business day prior to the earlier of (A) the expiration of the one-year period measured from the date of Optionee’s death or (B) the Expiration Date.

(b) For Cause Termination. Notwithstanding any other provision hereof, in the event of Optionee’s Termination of Employment for Cause, then the Option will be immediately cancelled and forfeited, whether or not vested.

(c) Other Terminations. In the event event of Optionee’s Termination of Employment for any reason other than as provided in Paragraphs 4(a) – 4(b), then the Option may be exercised by the Optionee until the close of business on the last business day prior to the earlier of (A) the expiration of the 90-day period measured from the date of Optionee’s Termination of Employment or (B) the Expiration Date.

(d) The period of post-service exercisability in effect pursuant to this Paragraph 4 will automatically be extended by an additional period of time equal in duration to any interval within such post-service exercise period during which the exercise of the Option or the immediate sale of the Option Shares acquired cannot be effected in compliance with applicable federal, state and foreign securities laws, but in no event will such an extension result in the continuation of the Option beyond the close of business on the last business day prior to the Expiration Date.

(e) During any period of post-service exercisability in effect pursuant to this Paragraph 4, the Option may be exercisable only for the portion of the Option which is vested and exercisable (after giving effect to any accelerated vesting under this Paragraph 4 or Paragraph 5), and upon a cessation of Continuous Service, any portion of the Option which is not vested and exercisable will terminate and cease to be outstanding.

5. Stockholder Rights. Optionee will not have any stockholder rights including voting, dividend or liquidation rights with respect to the Option Shares until the Option is exercised, the Exercise Price is paid and Optionee becomes a holder of record of the Option Shares.

6. Manner of Exercising Option.

(a) In order to exercise all or any portion of the Option, Optionee must take the following actions:

(i) Execute and deliver to the Company a notice of option exercise in the form authorized by the Company (the “Notice of Exercise”) as to the Option Shares for which the Option is to be exercised or comply with such other procedures as the Company may establish for notifying the Company of such exercise;

(ii) Pay the aggregate Exercise Price in accordance with Section 8(a) of the Plan;

(iii) Furnish to the Company appropriate documentation that the person or persons exercising the Option (if other than Optionee) have the right to exercise the Option; and

(iv) Make appropriate arrangements with the Company (or Affiliate) for the satisfaction of any withholding taxes.

(b) As soon as practical after the date the Option is exercised, the Company will issue to or on behalf of Optionee (or any other person or persons exercising the Option) a certificate for the purchased Option Shares (either in paper or electronic form), subject to appropriate restrictions, if any.

(c) In no event may the Option be exercised for any fractional Option Shares.

(d) The exercise of the Option and the issuance of the Option Shares upon such exercise will be subject to compliance by the Company and Optionee with all Applicable Laws relating thereto, as determined by counsel for the Company.

(e) The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Common Stock pursuant to the Option will relieve the Company of any liability with respect to the non-issuance or sale of the Common Shares as to which such approval shall not have been obtained. The Company, however, will use its reasonable best efforts to obtain all such approvals.

7. Insider Trading Restrictions/Market Abuse Laws. Optionee may be subject to insider trading restrictions or market abuse laws based on the exchange on which the Shares are listed and in applicable jurisdictions including the United States and Optionee’s country or Optionee’s broker’s country, if different, which may affect Optionee’s ability to accept, acquire, sell or otherwise dispose of Common Shares, rights to Common Shares (e.g., options) or rights linked to the value of Common Shares during such times as Optionee is considered to have “inside information” regarding the Company (as defined by the laws in applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders Optionee placed before Optionee possessed inside information. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Company. Optionee acknowledges that it is Optionee’s responsibility to comply with any applicable restrictions and Optionee should speak with Optionee’s personal legal advisor on this matter.

8. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement will be in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to Optionee will be in writing and addressed to Optionee at the most current address then indicated for Optionee on the Company’s records or will be delivered electronically to Optionee through the Company’s electronic mail system or through the on-line brokerage firm authorized by the Company to effect option exercises through the internet. All notices will be deemed effective upon personal delivery or electronic delivery as specified above or upon deposit in the U.S. or local country mail, postage prepaid and properly addressed to the party to be notified.

9. Successors and Assigns. Except to the extent otherwise provided in Paragraphs 3 and 5 above, the provisions of this Agreement will inure to the benefit of and be binding upon the Company and its successors and assigns and Optionee, Optionee’s assigns, and the legal representatives, heirs and legatees of Optionee’s estate.

10. Construction; Interpretation. This Agreement and the Option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. In the event of any conflict between the provisions of this Agreement and the terms of the Plan, the terms of the Plan will control. All decisions of the Administrator with respect to any question or issue arising under the Plan or this Agreement will be conclusive and binding on all persons having an interest in the Option. Unless the context requires otherwise, all references to laws, regulations, contracts, agreements, plans and instruments refer to such laws, regulations, contracts, agreements, plans and instruments as they may be amended from time to time, and references to particular provisions of laws or regulations include a reference to the corresponding provisions of any succeeding law or regulation. The word “or” is not exclusive. Words in the masculine gender include the feminine gender, and where appropriate, the plural includes the singular and the singular includes the plural. All references to “including” shall be construed as meaning “including without limitation.”

11. Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

12. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Optionee’s participation in the Plan or Optionee’s acquisition or sale of the Option Shares. Optionee is hereby advised to consult with Optionee’s personal tax, legal and financial advisors regarding Optionee’s participation in the Plan before taking any action related to the Plan.

13. Waiver. Optionee acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach of this Agreement.

14. No Impairment of Rights. This Agreement will not in any way be construed or interpreted so as to affect adversely or otherwise impair the right of the Company or its stockholders to remove Optionee from the Board at any time in accordance with the provisions of Applicable Law.

15. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

16. Optionee Acceptance. Optionee must accept the terms and conditions of this Agreement either electronically through the electronic acceptance procedure established by the Company or through a written acceptance delivered to the Company in a form satisfactory to the Company. In no event will the Option be exercised in the absence of such acceptance. An exercise of any portion of the Common Shares subject to this Option shall be deemed to be an acceptance by Optionee of the terms and conditions of this Agreement.

17. Imposition of Other Requirements. The Company reserves the right to impose other requirements on Optionee’s participation in the Plan, on the option and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly-authorized officer on the day and year first indicated above.

MOONLAKE IMMUNOTHERAPEUTICS

By:
Title:

OPTIONEE

By:

Signature Page to Stock Option Agreement